                                                                    Exhibit 10.5


                           AMENDMENT NO. 4 TO LEASE

1.   Parties.
     -------

     This Amendment, dated as of September 30, 1993, is between North Andover Mills Realty ("Landlord") and FTP Software, Inc. ("Tenant").

2.   Recitals.
     --------

     2.1 Landlord and Tenant have entered into a Lease, dated November 19, 1991, as amended, for space at North Andover Mills in North Andover, Massachusetts (the "Lease"). Unless otherwise defined, terms used in this Amendment have the same meanings as those used in the Lease.

     2.2 Tenant wants to lease the following additional space in the Project (collectively, the "Additional Space"): the top floor of Building 9, the top floor of Building 9A, the space that is currently vacant on the second (2nd) and third (3rd) floors of Building 44E, and the entire first (1st) floor of Buildings 44E and 44W (all subject to Landlord's reservation of common areas as shown). The Additional Space is depicted in Exhibit "A" attached hereto and incorporated herein by this reference, and is agreed to contain 19,415 square feet of rentable area. To accomplish this and other matters, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows, notwithstanding anything to the contrary:

3.   Amendments.
     ----------

     3.1 In Section 1.1(c), the Premises now includes the Additional Space, and therefore the agreed rentable area of the Premises is increased from 106,851 square feet to 126,266 square feet.

     3.2 Landlord grants to Tenant an option (the "Termination Option") to terminate the Lease term only with respect to the Additional Space at the end of the fifth (5th) calendar year after the "Additional Space Rental Start Date" (as defined in Section 3.3 below). There will be no further right to terminate.
The Termination Option can be exercised only by Tenant delivering unconditional written notice of exercise to Landlord before the end of the fourth (4th) calendar year after the Additional Space Rental Start Date. If for any reason Landlord does not actually receive this notice of exercise when required, the termination Option will lapse and become null and void and there will be no further right to terminate the Lease term. The Termination Option is granted to and may be exercised by Tenant on the express condition that, at the time of the exercise and at all times before the end of the fifth (5th) calendar year after the Additional Space Rental Start Date, Tenant is not in default (and has not committed acts or omission which would constitute a default with the passage of time or the giving of notice or both). TIME IS ABSOLUTELY OF THE ESSENCE. The Termination Option is personal to the Tenant originally named in this Lease, and it may not be exercised by or for anyone else. If during the initial term Tenant Transfers any part of this Lease or the Premises (except for permitted subleases aggregating less than 16,000 square feet of rentable area), at Landlord's written election this Termination Option will lapse and become null and void, whether or not it has been exercised.

     3.3 In Section 1.1(f), Tenant's Percentage will be increased from 19.52% to 20.22% on December 6, 1993 (the "Additional Space Rental Start Date").

     3.4 Base rent for the Premises allocable to the Additional Space will be entirely abated until the Additional Space Rental Start Date. Notwithstanding anything to the contrary, starting as of the Additional Space Rental Start Date, the annual base rent per square foot of rentable area in the Additional Space will be as follows:

     (a) $10.75 per square foot for the first five (5) years after the Additional Space Rental Start Date.

     (b)  $9.00 per square foot for the remainder of the initial Lease term.

     (c)  For each Lease Year of the Option term:


                                   Annual Base Rent Per Rentable
                                   -----------------------------
                  Lease Year       Square Foot in Additional Space
                  ----------       -------------------------------
                      11                       $10.13
                      12                        10.13
                      13                        11.55
                      14                        11.55
                      15                        11.55

     3.5 Tenant will be solely responsible, at its expense, for providing all necessary work and services to construct all necessary improvements to or that are necessary in connection with the Additional Space (including, without limitation, the Base Building Improvements described in Exhibit "B" attached hereto and incorporated herein by this reference) to the equivalent fit, finish and specifications as the rest of the Premises. All work will be done diligently and in a good and workmanlike manner, using new materials and in compliance with all applicable Laws and the terms of this Lease. Tenant's work will include, without limitation, all necessary hookups, connections and tie-ins, all necessary drawings, plans and engineering, and securing all necessary permits, inspections, approvals and a final Certificate of Occupancy from the Town of North Andover. Tenant's work and the plans and specifications therefor will be subject to the prior review and approval of and coordination and supervision by Landlord or its representatives and will be performed so as not to damage the rest of the Project or its Systems and Equipment. In particular, Landlord will have the right and be granted the opportunity to fully participate in the entire bidding and acceptance process (including any re-bidding, as deemed necessary by Landlord) with respect to the Base Building Improvements, and all contracts in connection with the Base Building Improvements and the prices therefor must first be approved by Landlord in writing.

     3.6 Landlord will reimburse to Tenant: (a) a construction allowance of up to Fifteen and 75/100 Dollars ($15.75) per square foot of rentable area in the Additional Space to reimburse Tenant for all costs incurred and paid for by Tenant directly related to the construction of the Additional Space (excluding the Base Building Improvements); and (b) a construction allowance up to the [___] amounts agreed to by Landlord as described in Section 3.5 above to reimburse Tenant for all costs incurred and paid for by Tenant directly related to the Base Building Improvements. Tenant will submit paid invoices against work in place for all reimbursements requested, and the reimbursements will be paid within 30 days after the following conditions have been satisfied, and provided that Tenant is not in default under the Lease: (x) Tenant's work has been fully paid for and completed in accordance with the plans therefor and the terms of this Lease and Tenant and its architect (or other representative) and contractors, so certify to Landlord; (y) Tenant delivers final and unconditional lien releases from all contractors, subcontractors, laborers and suppliers and certifies that all liens that have been or could be filed have been discharged of record or waived, and the lien filing periods have run; and (z) Tenant delivers to Landlord the final Certificate of Occupancy from the Town of North Andover and a set of "as built" plans and drawings for the Additional Space. Tenant will account separately for the costs incurred in Subsections (a) and (b) above. If Landlord does not reimburse the construction allowances to Tenant when required, from and after the date that reimbursement was required the unpaid portion of the construction allowance that is then due will bear interest until paid at a rate per annum equal to the Wells Fargo Bank prime rate of interest from time to time plus 3%.

     3.7  Article 28 of the Lease is deleted, and the following is substituted:

          "28.  EXPANSION OPTION.
                ----------------

                28.1 Landlord grants to Tenant one (1) option (the "Expansion Option") to lease the Expansion Space on the same terms and conditions as this Lease with respect to the Additional Space (including tenant improvement allowance and Base Building Improvements), except as set forth below.
"Expansion Space" means the remainder of the space in Buildings 9 and 9A and all of Building 22, all as so designated in Exhibit "A." The Expansion Option can be exercised only by Tenant delivering unconditional written notice of exercise to Landlord at least six (6) months before the end of the first calendar year after the Additional Space Rental Start Date. If for any reason Landlord does not actually receive this unconditional written notice of exercise when required, the Expansion Option will lapse and become null and void. The Expansion Option is granted to and may be exercised by Tenant on the express condition that, at the time of the exercise and at all times before vacant possession of the Expansion Space is delivered to Tenant, Tenant is not in default. TIME IS ABSOLUTELY OF THE ESSENCE. The Expansion Option is personal to the Tenant originally named in this Lease and may not be exercised by or for anyone else, and if Tenant Transfers any part of this Lease or the Premises (except for permitted subleases aggregating less than 16,000 square feet of rentable area) before the beginning of the Expansion Option term, at Landlord's election the Expansion Option will lapse and become null and void.

                28.2   Size of Expansion Space.  The parties agree that the
                       -----------------------
Expansion Space in Buildings 9 and 9A contains a total of 3,881 square feet of rentable area and 1,941 square feet of rentable area, respectively, and the Expansion Space in Building 22 contains 3,143 square feet of rentable area.

                28.3  Additional Terms.
                      ----------------

                      (a) Landlord will not incur Liabilities to Tenant if Landlord is unable to deliver vacant possession of any of the Expansion Space by the required date if due to the holdover of a previous tenant or force majeure, (but if due to a holdover Landlord will diligently attempt to deliver vacant possession of that space as soon as reasonably possible), and Tenant's rights and obligations with respect to that space will commence as soon as Landlord delivers vacant possession.

                      (b) When Landlord tenders vacant possession of any Expansion Space to Tenant, that space will become part of the Premises, the rentable area of the Premises will be increased by the rentable area of that Expansion Space, and otherwise the Expansion Space will be treated in the same manner as Additional Space under this Lease."

4.   No Other Changes.
     ----------------

     Except as set forth above, the Lease remains unchanged and in full force and effect and there are no defaults by Landlord or Tenant thereunder.

     IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment under seal as of the date first set forth above.

                                      FTP SOFTWARE, INC.
WITNESS:
/s/ Edward J. Rosner                  By:  Robert W. Goodnow, Jr.
- ------------------------                  ----------------------------
Name Printed:                            Name:   Robert W. Goodnow
Edward J. Rosner                         Title:  Vice President Finance
                                         Authorized Signatory

WITNESS:

____________________                  By:___________________
Name Printed:                            Name:
                                         Title:
                                         Authorized Signatory

                                       NORTH ANDOVER MILLS REALTY

                                       By:  Niuna-North Andover, Inc.,
                                            general partner
WITNESS:

/s/ Josephine A. Uszynski                   By:/s/ Martin Spaggat
- ----------------------------                   ------------------
Name Printed:                                  Name:   Martin Spaggat
                                               Title:  Vice President
                                               Authorized Signatory

                                       By:  CIIF Associates, a Massachusetts
                                            partnership, general partner

                                            By:   Copley Advisors, Inc.,
                                                  managing general partner
WITNESS:

/s/ Thomas W. Mazza                    By:  /s/ Charles A. Valentino
- ----------------------------                ----------------------------
Name Printed:                               Name:   Charles A. Valentino
Thomas W.Mazza                              Title:  Managing Director
                                                    Authorized Signatory

                                  EXHIBIT "A"
                                  -----------
                               "ADDITIONAL SPACE"

                            BUILDINGS #44E AND #44W
                                  FIRST FLOOR

                                  EXHIBIT "A"
                                  -----------
                               "ADDITIONAL SPACE"

                           BUILDINGS #9, #9A AND #44E
                                  SECOND FLOOR

                                  EXHIBIT "A"
                                  -----------
                               "ADDITIONAL SPACE"

                                 BUILDING #44E
                                  THIRD FLOOR

                                  EXHIBIT "A"
                                  -----------
                               "EXPANSION SPACE"

                              BUILDINGS #9 AND #9A
                                  FIRST FLOOR

                                  EXHIBIT "A"
                                  -----------
                               "EXPANSION SPACE"

                                  BUILDING #22

                                  EXHIBIT "B"
                                  -----------
                         LANDLORD'S BASE BUILDING WORK

1.   ENTRANCE TO BUILDING #9A
     ------------------------
     a.   Designs and approval
     b.   Sitework
     c.   Walkway(s) and landscaping

2.   HVAC and MECHANICAL ISSUES
     --------------------------
     a.   Maintenance 'check-up' and servicing of all units
     b.   Install 'fresh air' HVAC intake(s)
     c.   Construct electrical rooms, as required by design
     d.   Install 'cable trays' for data & communications wiring
     e. Existing lighting: replace light bulbs, check ballasts and check quantities of fixtures
     f.   Life safety equipment: including sprinkler, to comply with code
     g. Electric consumption for FTP, other tenant and common spaces to be separately metered
     h. Install new data/communications conduit from the rear of Building #11 to Building #9A. Tenant will compensate Landlord for this work.

3.   HANDICAPPED ISSUES
     ------------------
     a.   Design approval
     b.   Ramp from third floor of Building 44E to second floor of Building #9.
     c.   Other:  restrooms, corridors, etc.

4.   PASS-THROUGH BETWEEN BUILDINGS #44E AND #9
     ------------------------------------------
     a. Make repairs/install spandrel glass at existing storefront frame at West wall of Building #9
     b.   Other:  Check-out and/or install lighting, etc.

5.   EXISTING BUILDING #9 CONCRETE STAIR
     -----------------------------------
     a.   Remove stair and in-fill second floor at opening

6.   MISCELLANEOUS REPAIRS
     ---------------------
     a.   Replace broken glass (if applicable)
     b.   Seal/caulk interior perimeter of windows to prevent air infiltration
     c. Install new window/glazing at East end of Building #9A, where old (wooden) loading dock doors are removed

7.   DEMOLITION AND CLEANING OF SPACE
     --------------------------------
     a. Remove miscellaneous equipment/materials/supplies from Tenant's premises
     b.   Remove birds from second floor of Buildings #9 and #9A

8.   EXISTING RESTROOMS
     ------------------
     a.   General cleaning of restrooms in Building #9 and #44E
     b.   Make necessary repairs as required

9.   OLD HOIST EQUIPMENT (CRANE) IN BUILDING #9A
     -------------------------------------------
     a.   Inspect and make safe
     b.   Remove cable, but keep hoist (crane) in place

10.  MASONRY REPAIRS
     ---------------
     a.   Repair masonry chimney at East wall of Building #9A
     b.   Perform interior masonry repairs as required

11.  ROOFING
     -------
     a. Inspect membrane roofing above Tenant's premises and make repairs as required

12.  DESIGN FEES
     -----------
     a. Landlord will be responsible for all design fees that are associated with the work described in the preceding items #1 through #11